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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           HANOVER COMPRESSOR COMPANY
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             (Exact name of registrant as specified in its charter)

                 Delaware                                   75-2344249
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(State of incorporation or Organization)                 (I.R.S. Employer
                                                        Identification No.)

12001 North Houston Rosslyn, Houston, Texas                    77086
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(Address of principal executive offices)                     (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class           Name of each exchange on which
         to be so registered           each class is to be registered

         Common Stock, par value
         $.001 per share                   New York Stock Exchange
         -----------------------       ------------------------------

       Securities to be registered pursuant to Section 12(g) of the Act:

                                    None
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                              (Title of Class)
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The securities to be registered consist of _________ shares of the Registrant's Common Stock, par value $.001 per share, and 625,000 additional shares of Common Stock subject to an underwriters' over-allotment option, covered by the Registrant's Registration Statement on Form S-1, as now or hereafter amended (Registration No. 333-24953) (the "Registration Statement"). The Registrant hereby incorporates by reference the information set forth under the caption "Description of Capital Stock" contained in the prospectus that constitutes part of the Registration Statement. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed incorporated herein by this reference.

ITEM 2.  EXHIBITS.

         The following documents are filed as exhibits to this registration statement:

Exhibit No.      Description
------------     --------------------------------------------------------------
   1             Hanover Compressor Company's Registration Statement on Form
                 S-1, as amended (No. 333-24953).

   2             Amended and Restated Certificate of Incorporation of Hanover
                 Compressor Company (incorporated by reference to Exhibit 3.1 to the Registration Statement).

   3             Amended and Restated By-Laws of Hanover Compressor Company
                 (incorporated by reference to Exhibit 3.2 to the Registration
                 Statement).

   4 Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.11 to the Registration Statement).

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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        HANOVER COMPRESSOR COMPANY
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                                                   (Registrant)


                                        By: /s/ Michael J. McGhan
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                                        Michael J. McGhan
                                        President and Chief Executive
                                        Officer

                                        Date:  May 30, 1997
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